CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Annual Report of Atna Resources Ltd. on Form 20-F of our report dated on March 23, 2012, relating to the consolidated financial statements of the Company for the year ended December 31, 2011.

Ehrhardt Keefe Steiner & Hottman PC

March 23, 2012

Denver, Colorado